UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017
ClubCorp Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36074	20-5818205
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

3030 LBJ Freeway, Suite 600 Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 243-6191
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

As previously disclosed on July 10, 2017, in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by ClubCorp Holdings, Inc. (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of July 9, 2017 (the “Merger Agreement”), by and among Constellation Club Parent, Inc., a Delaware corporation (“Parent”), and Constellation Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Company, pursuant to which, on September 18, 2017 (the “Closing Date”), Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Item 1.01    Entry into a Material Definitive Agreement.

8.50% Senior Notes due 2025
General
On August 29, 2017, Merger Sub successfully completed the offering of $425.0 million aggregate principal amount of 8.50% Senior Notes due 2025 (the “Senior Notes”). The Senior Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Senior Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Senior Notes were issued pursuant to an Indenture, dated as of August 29, 2017, by and between Merger Sub and Wilmington Trust, National Association, as trustee (as supplemented, the “Indenture”). On August 29, 2017, the proceeds of the Senior Notes were deposited into an escrow account pending the completion of the Merger.
On the Closing Date, upon the completion of the Merger, the Company and certain subsidiaries of the Company (the “Subsidiary Guarantors”) entered into a supplemental indenture pursuant to which the Company assumed the obligations under the Senior Notes and the Indenture and the Subsidiary Guarantors guaranteed the Company’s obligations under the Senior Notes and the Indenture. In addition, on the Closing Date the proceeds from the offering of the 8.50% Notes were released from escrow and were used to fund the Merger and the related transactions (collectively, the “Transactions”).
The Company’s obligations under the Senior Notes and the Indenture are fully and unconditionally guaranteed by each of the Company’s wholly-owned domestic restricted subsidiaries that guarantees the Company’s Senior Facilities (as defined below). The Senior Notes and the related guarantees are unsecured obligations of the Company and each Subsidiary Guarantor.

Maturity and Interest Payments
The Senior Notes will mature on September 15, 2025. Interest on the Senior Notes will accrue at 8.50% per annum and will be paid semi-annually, in arrears, on March 15 and September 15 of each year, beginning March 15, 2018.
Redemption
On or after September 15, 2020, the Company may redeem the Senior Notes at its option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to September 15, 2020, the Company may redeem the Senior Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time prior to September 15, 2020, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Senior Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 108.50%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Senior Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.
Certain Covenants
The Indenture, among other things, limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v)

engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.
These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Company must offer to repurchase the Senior Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Indenture also provides for customary events of default.

Senior Facilities

General

On the Closing Date, in connection with the Merger, the Company assumed Merger Sub’s obligations under a First Lien Credit Agreement, dated as of the Closing Date, by and among Parent, Merger Sub, the lenders party thereto and Citibank, N.A., as administrative agent, which provides for first lien senior secured financing of up to $1,350.0 million, consisting of:

•	a first lien term loan facility (the “Term Loan Facility”), in an aggregate principal amount of $1,175.0 million with a maturity of seven years; and

•
a first lien revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Facilities”), in an aggregate principal amount of $175.0 million with a maturity of five years, including both a letter of credit sub-facility and a swingline loan sub-facility.

In addition, the Company may request one or more incremental term loan facilities, one or more incremental revolving credit facilities and/or an increase in commitments under the Revolving Credit Facility (collectively, “incremental facilities”) in an aggregate amount of up to the sum of (x) the greater of (i) $270 million and (ii) 1.00 times the Pro Forma Adjusted EBITDA for the applicable test period, plus (y) an additional amount so long as, (i) in the case of loans under incremental facilities secured by liens on the collateral that rank pari passu with the liens on collateral securing the Senior Facilities, the Company satisfies a certain net first lien senior secured leverage ratio, (ii) in the case of loans under incremental facilities secured by liens on collateral that rank junior to the liens on the collateral securing the Senior Facilities, the Company satisfies a certain net secured leverage ratio and (iii) in the case of loans under such incremental facilities that are unsecured, the ratio of Pro Forma Adjusted EBITDA to total cash interest expense on a pro forma basis is not less than 2.00 to 1.00, in each case, subject to certain conditions and receipt of commitments by existing or additional lenders.

Proceeds of the term loans and the revolving loans, drawn on the Closing Date were used to partially fund the Transactions and to pay related fees and expenses. Proceeds of the revolving loans drawn after the Closing Date, swingline loans and letters of credit will be used for working capital and general corporate purposes.

Interest Rates and Fees

Borrowings under the Senior Facilities will bear interest at a rate equal to, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50% per annum, (ii) the prime rate of Citibank, N.A. and (iii) the one-month adjusted LIBOR plus 1.00% per annum, in each case plus an applicable margin of 3.25% for LIBOR loans and 2.25% for base rate loans. The applicable margin for borrowings under the Term Loan Facility is subject to one step-down if the Company satisfies a certain net first lien senior secured leverage ratio. The applicable margin for borrowings under the Revolving Credit Facility is subject to two step-downs if the Company satisfies certain net first lien senior secured leverage ratios.

In addition to paying interest on the outstanding principal under the Senior Facilities, the Company is required to pay a commitment fee equal to 0.50% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Revolving Credit Facility may be subject to one step-down if the Company satisfies a certain net first lien senior secured leverage ratio. The Company will also be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for LIBOR rate borrowings on the dollar equivalent of the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

Amortization and Prepayments

The Senior Facilities require scheduled quarterly amortization payments on the term loans in an annual amount equal to 1.0% of the original principal amount of the term loans, with the balance to be paid at maturity.

In addition, the Senior Facilities require the Company to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•
50% (which percentage will be reduced to 25% and 0% if the Company satisfies certain net first lien senior secured leverage ratios) of the Company’s annual excess cash flow, as defined under the Senior Facilities;

•
100% (which percentage will be reduced to 50% and 0% with respect to certain non-ordinary course asset sales if the Company satisfies certain net first lien senior secured leverage ratios) of the net cash proceeds of all non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case subject to certain exceptions and reinvestment rights; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Senior Facilities.

The Company may voluntarily repay outstanding loans under the Senior Facilities at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the term loans as described below, subject to customary “breakage” costs with respect to LIBOR rate loans.

Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the term loans resulting in a lower yield occurring at any time during the first six months after the Closing Date will be accompanied by a 1.00% prepayment premium or fee, as applicable.

Collateral and Guarantors

All obligations under the Senior Facilities are unconditionally guaranteed by Parent on a limited-recourse basis and each of the Company’s existing and future direct and indirect, wholly owned material domestic subsidiaries, subject to certain exceptions. The obligations are secured by a pledge of the Company’s capital stock directly held by Parent and substantially all of the Company’s assets and those of each Subsidiary Guarantor, including a pledge of the capital stock of all entities directly held by the Company or the Subsidiary Guarantors (which pledge is limited to 65% of the capital stock of first-tier foreign subsidiaries), in each case subject to exceptions. Such security interests consist of a first-priority lien with respect to the collateral.

Restrictive Covenants and Other Matters

The Revolving Credit Facility requires that the Company, commencing as of the last day of the first full fiscal quarter after the Closing Date and subject to a testing threshold, comply on a quarterly basis with a maximum net first lien senior secured leverage ratio of 6.10 to 1.00. The testing threshold will be satisfied (and therefore the covenant must be complied with at the end of such quarter) if the aggregate amount of funded loans and issued letters of credit (excluding up to $35.0 million of undrawn letters of credit under the Revolving Credit Facility and letters of credit that are cash collateralized) under the Revolving Credit Facility on such date exceeds an amount equal to 35% of the then-outstanding commitments under the Revolving Credit Facility.

The Senior Facilities contain certain customary affirmative covenants. The negative covenants in the Senior Facilities include, among other things, limitations (none of which are absolute) on the ability of the Company and its subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	create liens on certain assets;

•	make certain loans or investments (including acquisitions);

•	pay dividends on or make distributions in respect of its capital stock or make other restricted payments;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	sell certain assets;

•	enter into certain transactions with its affiliates;

•	enter into certain sale-leaseback transactions;

•	change its lines of business;

•	restrict dividends from its subsidiaries or restrict liens;

•	change its fiscal year; and

•	prepay subordinated debt or modify the terms of certain debt or organizational agreements.

The Senior Facilities contain certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Senior Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Facilities and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Senior Facilities.

Certain Relationships

The lenders under the Senior Facilities and their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. Affiliates of one or more of the lenders under the Senior Facilities acted as initial purchasers in the offering of the Senior Notes and received customary fees in connection with such offering.

Item 1.02    Termination of a Material Definitive Agreement.

Existing Credit Agreement

On the Closing Date, the Company terminated its Credit Agreement (the “Existing Credit Facility”), dated as of November 30, 2010 (as amended, restated, supplemented or otherwise modified prior to the Closing Date), by and among CCA Club Operations Holdings, LLC, ClubCorp Club Operations, Inc., the lenders party thereto from time to time and Citicorp North America, Inc., as administrative agent and collateral agent. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees and terminated all of the outstanding guarantees and security interests under the Existing Credit Facility.

8.25% Senior Notes due 2023

In connection with the Merger, on July 25, 2017, Merger Sub commenced a tender offer and consent solicitation (the “Tender Offer”) to purchase for cash any and all outstanding 8.25% Senior Notes due 2023 (the “8.25% Notes”) issued by ClubCorp Club Operations, Inc., an indirect wholly owned subsidiary of the Company (“ClubCorp Operations”), pursuant to the indenture, dated as of December 15, 2015, between ClubCorp Operations, the guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee (the “Existing Indenture”). On the date hereof, $346,464,000 principal amount of 8.25% Notes, representing approximately 98.99% of the outstanding 8.25% Notes, were purchased in the Tender Offer and subsequently cancelled.

As previously disclosed by the Company, ClubCorp Operations entered into a Supplemental Indenture, dated as of August 7, 2017, by and between ClubCorp Operations and Wilmington Trust, National Association, as trustee (the “Supplemental Indenture”), which eliminates substantially all of the restrictive covenants and eliminates or modifies certain reporting obligations, certain events of default and related provisions contained in the Existing Indenture. The amendments to the Existing Indenture became operative upon the acceptance for purchase of the 8.25% Notes tendered in the Tender Offer.

All information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2017	CLUBCORP HOLDINGS, INC.

	By:	/s/ Curtis D. McClellan
Curtis D. McClellan
Chief Financial Officer and Treasurer